                                                                     Exhibit 4.1
                           KINDRED HEALTHCARE, INC.

                            2001 STOCK OPTION PLAN
                            ----------------------

 ARTICLE 1. PURPOSE

      The purpose of this 2001 Stock Option Plan is to advance the interest of Kindred Healthcare, Inc. ("Company") and its stockholders by encouraging employees who will largely be responsible for the long-term success and growth of the Company. The Plan also is intended to provide flexibility to the Company in attracting, retaining and motivating employees and promoting their efforts on behalf of the Company.

 ARTICLE 2. DEFINITIONS AND CONSTRUCTION

      2.1 Definitions. As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

      (a) "Affiliate" shall mean any of the Company's direct or indirect subsidiaries within the meaning of Section 424 of the Code.

      (b)   "Board" shall mean the Board of Directors of the Company.

      (c) "Cause" shall mean, unless otherwise defined in an Option Agreement, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

      (d)   A "Change in Control" shall mean any of the following events:

            (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an "Acquiring
                                                               ---------
Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3
------
promulgated under the Exchange Act) (a "Beneficial Owner"), directly or
                                        ----------------
indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

            (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

          (iii) during any two-year period, commencing after the effective date of the Plan, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a
                                                       --------  -------
director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

          (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (f) "Committee" shall mean the Executive Compensation Committee of the Board of Directors or such other committee as the Board shall designate from time to time.

     (g) "Disability" shall mean a physical or mental condition that entitles the Participant to benefits under the Company's long-term disability plan. For purposes of this Plan, a Participant's employment shall be deemed to have been terminated as a result of a Disability on the date as of which the Participant is first entitled to receive disability benefits under such policy.

     (h) "Employee" shall mean an individual who is a full-time employee of the Company, a Subsidiary or a partnership or limited liability company in which the Company or its Subsidiaries own a majority interest.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (j) "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or any national or regional stock exchange in which the Shares are primarily traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, if the Shares shall no longer be listed on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or a national or regional stock exchange, or if the trading does not reflect an accurate value, the Fair Market Value of the Shares as of a particular date shall be determined by the Committee.

     (k)  "ISO" shall have the meaning given such term in Section 6.1.

     (l)  "NQSO" shall have the meaning given such term in Section 6.1.

     (m) "Option" shall mean an option to purchase Shares granted pursuant to the Plan.

     (n) "Option Agreement" shall mean a written agreement between the Company and a Participant evidencing the grant of an Option as described in Section 6.2.

     (o) "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant.

     (p) "Option Spread" shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a Share as of the applicable valuation date (e.g., the date the Option is exercised) over the Exercise Price.

     (q) "Participant" shall mean any Employee selected by the Committee to receive an Option under the Plan.

     (r) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (s) "Plan" shall mean this Kindred Healthcare, Inc. 2001 Stock Option Plan as the same may be amended from time to time.

     (t) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans.

     (u) "Shares" shall mean the shares of the Company's common stock, par value $.25 per share.

     (v) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of whom a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

     2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

          (a)  select Participants to whom Options are granted;

          (b) determine the terms, conditions, size, types and frequency of Options granted under the Plan;

          (c)  accelerate the exercisability of any Option, for any reason;

          (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

          (e) establish, amend and rescind rules and regulations for the Plan's administration; and

          (f) amend the terms and conditions of any outstanding Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

     The Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law and Rule 16b-3 promulgated under the Exchange Act and that such delegation would not jeopardize compliance with the "outside directors" requirements (or any other applicable requirement) under Section 162(m) of the Code.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.4 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the

Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of Options is 800,000 Shares; and which, with respect to each Participant, will not exceed an aggregate of 150,000 shares granted in any calendar year. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If and to the extent an Option shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an Option), or shall be forfeited, the Shares associated with such Option shall again become available for new Options under the Plan.

     4.2 Adjustments in Authorized Shares and Outstanding Options. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee shall in its absolute discretion, subject to any required action by the shareholders of the Company, substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or Exercise Price of Shares subject to outstanding Options, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Options; and further provided, that the number of Shares subject to any Option shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     All Employees are eligible to receive Options under the Plan. In selecting Employees to receive Options under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Option, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their number of years of active service as employees.

ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the

Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. All ISOs must be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any Affiliate.

     6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

     6.3 Duration of Options. Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of its grant.

     6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Subject to other restrictions contained herein, the Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company's principal office of a written notice of exercise, to the attention of the Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the "Exercise Date"), setting forth the number of Shares with respect to which the Option is to be exercised, the Grant Date of the Option and the Exercise Date and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the Option Spread for each Share specified in the notice of exercise as of the Exercise Date.

     6.5 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price or (c) a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate.

     6.6 Acceleration Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become immediately exercisable. Furthermore, if provided in an Option Agreement, the Participant shall have the right to sell the Option back to the Company for an amount generally equal to the Option Spread.

     6.7 Termination of Employment. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or such

Participant's personal representative at any time prior to the expiration date of the Options or within 90 days after the date of such termination of employment, whichever is earlier. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within two years after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become immediately exercisable, and may be exercised at any time (a) in the case of NQSOs, within two years after the date of death or determination of Disability and (b) in the case of ISOs, within one year after the date of death or determination of Disability; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death of a Participant, the Option may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the deceased Participant's estate. In the event of the Disability of a Participant, Options may be exercised by the Participant, or if such Participant is incapable of exercising the Options, by such Participant's legal representative.

     6.8 Restrictions on Transferability of Options. During the lifetime of the Participant, each Option shall be exercisable only by the Participant and are non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge. Upon the death of the Participant, such Participant's Options shall be transferable to his beneficiaries or his estate ("Permitted Transferee"). Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan (excluding
Section 6.7) the term "Optionee" shall be deemed to refer to the Permitted Transferee. Notwithstanding the above, the provisions of Section 6.7 concerning the termination of an Option shall continue to be applied with respect to the original Optionee. Any transferred Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Option Agreement or this Plan. In the event of any purported transfer of any Options in violation of the provisions of the Plan, such purported transfer shall, to the extent permitted by applicable law, be void and of no effect.

     6.9 Certificate Legend. For any Shares issued upon exercise of an ISO, the Company may legend such Shares as it deems appropriate.

ARTICLE 7. AMENDMENT, MODIFICATION AND TERMINATION

     7.1 Effective Date. The Plan shall become effective upon adoption by the Board.

     7.2  Termination Date. The Plan shall terminate on the earliest to occur of
(1) the tenth anniversary of the adoption of the Plan by the Board, (2) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Options or (3) such other date as the Board may determine in accordance with Section 7.3.

     7.3 Amendment, Modification and Termination. The Board may, at any time in its absolute discretion, amend, modify or terminate the Plan. Without the approval of the stockholders of the Company (as may be required by the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto), however, no such amendment, modification or termination may:

     (a) materially increase the benefits accruing to Participants under the Plan;

     (b) increase the total amount of Shares which may be issued under the Plan, except as provided in Section 4.2; or

     (c) materially modify the class of Employees eligible to participate in the Plan.

     7.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option without the written consent of the Participant holding such Option. Notwithstanding the foregoing, however, the Company may terminate any outstanding Options, in which case the Company, in full consideration for such termination, shall pay with respect to any Option, or portion thereof, so terminated, an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company's then most recent proxy statement or, if not so used based on assumptions determined by the Committee. Such payment shall be made as soon as practicable after the payment amounts are determined.

ARTICLE 8. NO GRANTING OF EMPLOYMENT RIGHTS

     Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall an Option under the Plan be construed as giving a Participant any right with respect to continued employment with the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

ARTICLE 9. WITHHOLDING

     A Participant shall remit to the Company, as described in Section 6.4 hereof, an amount sufficient to satisfy federal, state and local taxes or any other withholdings required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

ARTICLE 10. INDEMNIFICATION

     No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11. SUCCESSORS

     All obligations of the Company with respect to Options granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. GOVERNING LAW

     To the extent not preempted by federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted so as to qualify as incentive stock options under the Code.

     IN WITNESS WHEREOF, this Kindred Healthcare, Inc. 2001 Stock Option Plan has been executed by the Company as of the 21st day of May, 2001, being the date the Plan was adopted by the Board.


                                     KINDRED HEALTHCARE, INC.



                                     By: /s/ Edward L. Kuntz
                                         -------------------
                                         Edward L. Kuntz, Chairman, Chief
                                           Executive Officer and President